Exhibit 23.2

                          INDEPENDENT AUDITORS CONSENT

         We consent to the use in this Amendment No. 1 to Registration Statement No. 333-49943 of BankUnited Financial Corporation of our report relating to the financial statements of Central Bank dated February 27, 1998 appearing in the Proxy Statement-Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Central Selected Financial Data" and "Experts" in such Proxy Statement-Prospectus.



/S/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Miami, Florida
April 16, 1998